EXHIBIT 99.1

Solar Senior Capital Ltd. Announces Quarter Ended March 31, 2018 Financial Results; Declares Monthly Distribution of $0.1175 per Share for May 2018

NEW YORK, May 07, 2018 (GLOBE NEWSWIRE) -- Solar Senior Capital Ltd. (NASDAQ:SUNS) (the “Company” “Solar Senior” or “SUNS”), today reported net investment income of $5.7 million, or $0.35 per average share, for the quarter ended March 31, 2018.

At March 31, 2018, net asset value (NAV) was $16.84 per share, consistent with the prior quarter.

The Company’s Board of Directors declared a monthly distribution for May of $0.1175 per share payable on June 1, 2018 to stockholders of record on May 23, 2018. Tax characteristics of all distributions will be reported to shareholders on Form 1099 after the end of the calendar year.

HIGHLIGHTS:

At March 31, 2018:

Comprehensive Investment portfolio* fair value: $674.7 million

Number of portfolio companies*: 172

Net assets: $270.0 million

Net asset value per share: $16.84

Comprehensive Portfolio Activity** for the Quarter Ended March 31, 2018

Investments made during the quarter: $69.6 million

Investments prepaid or sold during the quarter: $37.7 million

Operating Results for the Quarter Ended March 31, 2018

Net investment income: $5.7 million

Net investment income per share: $0.35

Net realized and unrealized loss: $0.1 million

Net increase in net assets from operations: $5.5 million

Earnings per share: $0.34

* The Comprehensive Investment Portfolio is comprised of Solar Senior Capital Ltd.’s investment portfolio, Gemino Healthcare Finance’s (“Gemino”) full portfolio, North Mill LLC’s (“NorthMill”) full portfolio, and the senior secured loans held by the First Lien Loan Program (“FLLP”) attributable to the Company and excludes the Company’s fair value of its equity interest Gemino, North Mill, and FLLP.

** Includes investment activity through Gemino, NorthMill, and FLLP, attributable to the Company.

“We are pleased with Solar Senior Capital’s portfolio growth and operating performance in Q1 2018. Overall, the financial health of our portfolio companies remains sound. The Company benefited from the first full quarter of our investment in NorthMill. With its highly diversified portfolio of asset-based loans, NorthMill has immediately increased the earnings power of Solar Senior,” said Michael Gross, Chairman and CEO of Solar Senior Capital Ltd. "Solar Senior’s comprehensive portfolio is comprised of 97.5% first lien senior secured loans of which 95% are in floating rate coupons. We believe the Company is well positioned for the current environment and has the sourcing engines across cash flow and asset-based lending niches to drive additional portfolio growth and generate increased investment income."

Conference Call and Webcast

The Company will host an earnings conference call and audio webcast at 11:00 a.m. (Eastern Time) on Tuesday, May 8, 2018. All interested parties may participate in the conference call by dialing (844) 889-7785 approximately 5-10 minutes prior to the call, international callers should dial (661) 378-9929. Participants should reference Solar Senior Capital Ltd. and the participant passcode of 6956786 when prompted. A telephone replay will be available until May 23, 2018 and can be accessed by dialing (855) 859-2056 and using the passcode 6956786. International callers should dial (404) 537-3406. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through Solar Senior Capital’s website, www.solarseniorcap.com. To listen to the webcast, please go to the Company's website prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay of the webcast will be available soon after the call.

The Company’s board of directors has also postponed the date of the Company’s 2018 Annual Meeting of Stockholders to later in 2018 from the date (May 22, 2018) that was previously disclosed in a preliminary proxy statement that the Company filed with the Securities and Exchange Commission on March 12, 2018. A new date for the Company’s 2018 Annual Meeting of Stockholders will be disclosed in the Company’s definitive proxy statement relating to such meeting.

Comprehensive Investment Portfolio

Investment Activity

During the three months ended March 31, 2018, Solar Senior Capital had total originations of $69.6 million and repayments of $37.7 million across the Company’s core businesses comprised of senior secured cash flow, traditional asset-based lending and healthcare asset-based lending, resulting in net comprehensive portfolio growth of $31.9 million, or approximately 5% over the prior quarter.

Portfolio Composition

The composition of our Comprehensive Investment Portfolio at March 31, 2018 was as follows:

Total Portfolio Activity(1) – Q1 2018 (in millions)
Asset Classes	Cash Flow Loans(2)	Asset-based Loans NorthMill(3)	Asset-based Healthcare Loans Gemino(4)	Total Portfolio Activity
Originations	$43.9	$17.4	$8.3	$69.6
Repayments / Amortization	$25.9	$6.7	$5.1	$37.7
Net Portfolio Activity	$ 18.0	$10.7	$3.2	$31.9

(1) Total Portfolio Activity includes gross originations/repayments across each business unit, attributable to Solar Senior.
(2) Includes cash flow 1st lien senior secured loans on the Company’s balance sheet and in FLLP.
(3) Includes asset-based 1st lien senior secured loans at NorthMill.
(4) Includes healthcare asset-based 1st lien senior secured loans at Gemino.

Portfolio Composition

Our Comprehensive Investment Portfolio composition by business unit at March 31, 2018 was as follows:

Comprehensive Investment Portfolio Composition	Amount		Weighted Average Asset-level
(at fair value)	($mm)%		Yield
First Lien Senior Secured Loans
Cash Flow 1st Lien Senior Secured Loans(1)	$385.6	57.2%	7.9%
Traditional Asset-Based 1st Lien Senior Secured Loans(2) (NorthMill)	$162.2	24.0%	12.9%
Healthcare Asset-Based 1st Lien Senior Secured Loans(3) (Gemino)	$109.8	16.3%	9.6%
Total First Lien Senior Secured Loans	$657.6	97.5%
Cash Flow 2nd Lien Senior Secured Loans	$17.0	2.5%
Equity and Equity-like Securities(4)	$0.1	<0.1%
Total Comprehensive Investment Portfolio	$674.7	100%
Floating Rate Investments(5)	$637.8	94.5%

(1) Includes 1st lien senior secured cash flow loans on the Company’s balance sheet and in FLLP.
(2) Includes NorthMill’s full asset-based funded loan portfolio, all of which are 1st lien senior secured loans.
(3) Includes Gemino’s full healthcare asset-based funded loan portfolio, all of which are 1st lien senior secured loans.
(4) Excludes the Company’s equity investments in NorthMill, Gemino and FLLP, which distribute quarterly dividends to the Company.
(5) Floating rate investments calculated as a percent of the Company’s income-producing Comprehensive Investment Portfolio.

The Comprehensive Investment Portfolio is diversified across 172 unique borrowers with average issuer exposure of $3.9 million, or 0.6% of the comprehensive portfolio at March 31, 2018.

Over 97.5% of the Comprehensive Investment Portfolio is invested in first lien senior secured cash flow and asset-based loans. Second lien senior secured cash flow loans have been reduced to 2.5% of the portfolio.

Solar Senior Capital Ltd. Portfolio

Weighted Average Yield

At March 31, 2018, the weighted average yield on our income-producing investments, inclusive of our equity interests in NorthMill Capital, Gemino Healthcare Finance and FLLP, was 8.9% measured at fair value, and 9.1%, measured at amortized cost.

Asset Quality

During the quarter, we placed one asset on non-accrual representing 1.8% of Solar Senior’s portfolio at cost and 0.9% at fair value.

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four, with one representing the least amount of risk.

As of March 31, 2018, the composition of our portfolio, on a risk ratings basis, was as follows:

Internal Investment Rating	Investments at Fair Value	% of Total Portfolio
1	$75.3	17.7%
2	$326.1	76.9%
3	$19.1	4.5%
4	$3.7	0.9%

Solar Senior Capital Ltd.’s Results of Operations for the Quarter Ended March 31, 2018 compared to the Quarter Ended March 31, 2017.

Investment Income

For the quarters ended March 31, 2018 and 2017, gross investment income totaled $9.3 million and $7.5 million, respectively. The increase in gross investment income for the year over year three month periods was primarily due to our investment in NorthMill, which was not in the portfolio during the year ago three month period. In addition to the portfolio growth from the NorthMill investment, the investment portfolio size and yields increased year over year. Our gross investment income by business unit is broken out below.

Investment Income Contribution by Business Unit(1) (in millions)
For the Period Ended:	Cash Flow Lending	Asset-based Lending (NorthMill)	Asset-based Healthcare Lending (Gemino)	Total
3/31/2018	$7.0	$1.4	$0.9	$9.3
% Contribution	74.9%	15.4%	9.7%	100.0%

(1) Includes income/fees from cash flow loans on balance sheet and distributions from FLLP, and distributions from NorthMill Capital and Gemino Healthcare Finance.

Expenses

Net expenses totaled $3.7 million and $1.8 million, respectively, for the quarters ended March 31, 2018 and 2017. For the fiscal quarters ended March 31, 2018 and March 31, 2017, $0.3 million of performance based incentive fees and $0.9 million, respectively, of management and performance-based incentive fees were voluntarily waived by the Company’s investment manager.

Net Investment Income

Net investment income totaled $5.6 million and $5.6 million, or $0.35 and $0.35 per average share, respectively, for the quarters ended March 31, 2018 and 2017.

Net Realized and Unrealized Gain (Loss)

Net realized and unrealized gain (loss) for the quarters ended March 31, 2018 and 2017 totaled approximately ($0.1) million and $0.3 million, respectively.

Net Increase in Net Assets Resulting From Operations

For the quarters ended March 31, 2018 and 2017, the Company had a net increase in net assets resulting from operations of $5.5 million and $5.9 million, respectively. For the quarters ended March 31, 2018 and 2017, earnings per average share were $0.34 and $0.37, respectively.

Liquidity and Capital Resources

As of March 31, 2018, we had a total of $59.6 million of unused borrowing capacity under the Company’s revolving credit facility, subject to borrowing base limits. When including FLLP, NorthMill and Gemino, the Company had a total of $139.9 million unused borrowing capacity under its revolving credit facilities, subject to borrowing base limits at March 31, 2018.

SOLAR SENIOR CAPITAL LTD.

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share amounts)

	March 31, 2018 (unaudited)	December 31, 2017
Assets
Investments at fair value:
Companies less than 5% owned (cost: $306,623 and $289,848, respectively)	$299,316	$283,983
Companies 5% to 25% owned (cost: $3,630 and $3,625, respectively)	2,326	2,213
Companies more than 25% owned (cost: $120,773 and $121,298, respectively)	122,564	121,885
Cash	3,827	3,726
Cash equivalents (cost: $109,884 and $104,874, respectively)	109,884	104,874
Dividends receivable	3,015	2,723
Interest receivable	1,414	1,732
Other receivable	19	20
Receivable for investments sold	—	508
Prepaid expenses and other assets	197	277

Total assets	$542,562	$521,941

Liabilities
Payable for investments and cash equivalents purchased	$127,276	$122,110
Credit facility	140,400	124,200
Distributions payable	1,885	1,884
Management fee payable	1,048	999
Performance-based incentive fee payable	310	374
Interest payable	464	401
Administrative services expense payable	124	944
Other liabilities and accrued expenses	1,018	898

Total liabilities	$272,525	$251,810

Net Assets
Common stock, par value $0.01 per share, 200,000,000 and 200,000,000 common shares authorized, respectively, and 16,039,206 and 16,036,730 issued and outstanding, respectively	$160	$160
Paid-in capital in excess of par	287,884	287,841
Distributions in excess of net investment income	(5,336)	(5,336)
Accumulated net realized loss	(5,851)	(5,844)
Net unrealized depreciation	(6,820)	(6,690)

Total net assets	$270,037	$270,131

Net Asset Value Per Share	$16.84	$16.84

SOLAR SENIOR CAPITAL LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except share amounts)

	Three months ended
	March 31, 2018	March 31, 2017
INVESTMENT INCOME:
Interest:
Companies less than 5% owned	$5,817	$5,256
Companies 5% to 25% owned	51	49
Dividends:
Companies more than 25% owned	3,387	1,924
Other income:
Companies less than 5% owned	67	247
Companies more than 25% owned	19	20

Total investment income	9,341	7,496

EXPENSES:
Management fees	$1,048	$948
Performance-based incentive fees	618	75
Interest and other credit facility expenses	1,586	844
Administrative services expense	382	368
Other general and administrative expenses	361	476

Total expenses	3,995	2,711

Management fees waived	—	(789)
Performance-based incentive fees waived	(308)	(75)

Net expenses	3,687	1,847

Net investment income	$5,654	$5,649

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS AND CASH EQUIVALENTS:
Net realized gain (loss) on investments and cash equivalents (companies less than 5% owned):	$(7)	$103
Net change in unrealized gain (loss) on investments and cash equivalents:
Companies less than 5% owned	(1,442)	(42)
Companies 5% to 25% owned	108	70
Companies more than 25% owned	1,204	131

Net change in unrealized gain (loss) on investments and cash equivalents	(130)	159

Net realized and unrealized gain (loss) on investments and cash equivalents	(137)	262

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$5,517	$5,911

EARNINGS PER SHARE	$0.34	$0.37

About Solar Senior Capital Ltd.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. A specialty finance company with expertise in several niche markets, the Company primarily invests directly and indirectly in leveraged, U. S. middle market companies primarily in the form of cash flow first lien senior secured debt instruments and asset-based loans including senior secured loans collateralized on a first lien basis primarily by current assets.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

Contact
Investor Relations
(646) 308-8770